                                            EFFECTIVE MARCH 22, 1999

                             AMENDED AND RESTATED
                                   BY-LAWS
                                      OF

                        VALASSIS COMMUNICATIONS, INC.

                             (the "Corporation")

                                  ARTICLE I

                                   Offices

          SECTION 1. Registered Office. The registered office of the Corporation shall be located in Wilmington, Delaware.

          SECTION 2. Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                           Meetinqs of Stockholders

          SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and time,



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within or without the State of Delaware, as the  Board of Directors shall determine.

          SECTION 2. Special Meeting. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors, the Chairman, the President, the Secretary or any Assistant Secretary and shall be called by any such officer at the request in writing of stockholders holding together at least a majority of all the shares of the Corporation issued and outstanding and entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order.

          SECTION 3. Notice. Written notice of all meetings of stockholders shall be given to each stockholder of record who is entitled to vote at such meetings, stating the place, date, and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by law, a copy of the notice of any meeting shall be given, personally, by mail or by telecopy, not less than ten days nor more than sixty days before the date of the meeting, and directed to each stockholder of record at his record address. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mails. If a meeting is




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adjourned to another time, not more than thirty days thereafter, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless, after adjournment, a new record date is fixed for the adjourned meeting.

          SECTION 4. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place where the meeting is to be held and during the whole time of the meeting, and may be inspected by any stockholder who is present.

          SECTION 5. Proxy Representation. Every stockholder may authorize another person or persons to act


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for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder granting such proxy or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

          SECTION 6. Quorum; Adjourments. Except as otherwise provided by law, a quorum for the transaction of business at any meeting of stock holders shall consist of the holders of record of a majority of the shares of the capital stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy. In the absence of a quorum at any meeting or any adjournment thereof, the holders of record of a majority of the shares present in person or by proxy and entitled to vote at such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.



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          SECTION 7. Conduct of Meeting. Meetings of stockholders shall be presided over by the Chairman, or in his absence, a chairman chosen by a plurality of the directors, or, if not so chosen, by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation shall act as secretary of every meeting, but if the Secretary is not present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

          SECTION 8. Voting. At each meeting of stockholders, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast, except as otherwise provided by law. Voting by ballot shall not be required for the election of directors or any other corporate action, except as otherwise provided by law.

          SECTION 9. Written Consent of Shareholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without




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a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken and the date of signature, shall be signed by the holders of outstanding stock having no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and delivered within 60 days of signing to the Corporation either at its registered office in Delaware, its principal place of business or to the officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                 ARTICLE III

                                  Directors

          SECTION 1. Functions and Definition. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The use of the phrase "whole Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.



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          SECTION 2. Qualifications and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the whole Board shall not be less than one, nor more than twelve. The number of directors may be modified by resolution of the Board of Directors, but in no event shall the number of directors be less than one.

          SECTION 3. Election and Term. The initial Board of Directors shall be elected by the Incorporator and shall hold office until the first annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. At each meeting of the stockholders for the election of directors, provided a quorum is present, the directors shall be elected by a plurality of the votes validly cast in such election.

          SECTION 4. Annual Meeting. Following each annual election of directors, the newly elected Board shall meet for the purpose of the election of officers and the transaction



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of such other business as may properly come before the meeting.


          SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time by resolution determine.

          SECTION 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the direction of the Chairman, President, any Vice President, the Secretary, or any Assistant Secretary, and shall be called by any such officer at the request of any three directors or at the request in writing of stockholders owning more than 40% of the outstanding capital stock of the Corporation or by any three directors of the Corporation.

          SECTION 7. Place. Meetings of the Board of Directors may be held at any place within or without the State of Delaware.

          SECTION 8. Notice. A notice of the place, date and time of each regular meeting of the Board of Directors shall be given to each director by mailing the same not less than seven and not more than twenty-eight days before the meeting, or by telegraphing, telexing, telecopying or telephoning the same or by delivering the same personally not less than four and not more than fourteen days before the meeting, at the residence address of each director or at his


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usual place of business. Special meetings of the Board of Directors may be called on 24 hours' notice, if notice is given to each director personally by telephone, by telecopier or by telegram, or on five days' notice if notice is mailed to each director in the United States or, if such notice is sent outside the United States, by overnight courier (next or two-day delivery guaranteed), to each director addressed to him at the residence address of each director or at his usual place of business.

          SECTION 9. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          SECTION 10. Organization. At all meetings of the Board of Directors, the Chairman, or in his absence a director chosen by a plurality of the directors present at such meeting shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of




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Directors when present, and, in his absence, the presiding officer may appoint any person to act as secretary.


          SECTION 11. Resignation and Removal of Directors. Any director may resign at any time, and such resignation shall take effect upon receipt thereof by the Chairman, President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. If such stockholders do not fill such vacancy at such meeting (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section 12 of these By-Laws.

          SECTION 12. Vacancies. Unless otherwise provided in the Certificate of Incorporation or in these By-Laws, vacancies among the directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by a resolution duly adopted by a majority of the directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold




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office until his successor has been elected and qualified or until his earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the stockholders.

          SECTION 13. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or a committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

          SECTION 14. Telephone, etc. Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.


          SECTION 15. Reliance. A board or committee member shall be fully protected in relying in good faith upon the records of the corporation and upon information, opinions, reports, or statements presented to the corporation by its officers and employees, board committees, or any other person




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as to matters the board or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care.

          SECTION 16. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or
 (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the




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stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE IV

                                  Committees

          SECTION 1. Executive Committee. The Board of Directors, by a resolution passed by a vote of a majority of the whole Board, may appoint an Executive Committee of one or more directors which, except as otherwise provided by the Board of Directors, shall have and exercise all the powers of the Board of Directors in the management of the property, business and affairs of the Corporation, including the power and authority to issue stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have any power or authority to:





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          (a) declare cash dividends,

          (b) amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in
Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series),

          (c) adopt an agreement of merger or consolidation,

          (d) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, or


          (e) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution. The Board of Directors shall appoint the Chairman of the Executive Committee and may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the Executive Committee. Vacancies on the Executive


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Committee shall be filled by the Board of Directors in the same manner as original appointments to such Committee.


          SECTION 2. Other Committees. From time to time the Board of Directors by a resolution adopted by a majority of the whole Board may appoint any other committee or committees of one or more directors for any purpose or purposes, to the extent lawful, which shall have such powers as shall be determined and specified by the Board of Directors in the resolution of appointment, except that no committee shall have the power or authority to take the actions set forth in paragraphs (a), (b), (c) or (d) of Section 1 of Article IV above.

          SECTION 3. Procedures Applicable to All Committees. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. The presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee, shall consent to such action in writing and such writing or writings are filed with the

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minutes of the proceedings of the Committee. Each committee shall keep minutes of its proceedings, and any action taken by a committee shall be reported to the Board of Directors at its meeting next succeeding such action.

          SECTION 4. Action by Telephonic Communications.
Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

          SECTION 5. Absent or Disqualified Members. In the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          SECTION 6. Termination of Committee Membership.
In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors. Any member (and any alternate member) of any



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Committee may be removed at any time, either for or without cause, by resolution adopted by the Board of Directors.


                                  ARTICLE V

                                  Officers


          SECTION 1. Executive Officers. The executive officers of the Corporation shall be a President, a Treasurer and a Secretary, all of whom shall be elected annually by the Board of Directors. The Board of Directors, in its discretion, may choose any one or more Vice Presidents. The Board of Directors, in its discretion, may choose a Chairman of the Board (who must be a director), who need not be a shareholder. Unless otherwise provided in the resolution of election, each officer shall hold office until the next annual election of directors and until his successor shall have been elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person unless otherwise prohibited by law.

          SECTION 2. Other Officers. The Board of Directors may appoint one or more Assistant Secretaries or Assistant Treasurers as it may deem necessary or advisable, for such term as the Board of Directors shall fix in such appointment, who shall have such authority and perform such duties as may from time to time be prescribed by the Board.




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          SECTION 3. Resignation and Removal. Any officer may resign his office at any time and such resignation shall take effect upon receipt thereof by the Chairman, the President or the Board of Directors, unless otherwise specified in the resignation. All officers, agents and employees of the Corporation shall be subject to removal, with or without cause, at any time by a resolution of the Board. The power to remove agents and employees, other than officers or agents elected or appointed by the Board of Directors, may be delegated as the Board of Directors shall determine.

          SECTION 4. The Chairman. The Chairman, if there be one, shall preside at all meetings of the stockholders and directors at which he is present. He shall have the same authority as the President to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. The Chairman shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          SECTION 5. The President. The President shall, subject to the control of the Board of Directors and, if






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there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall be the Chief Executive Officer of the Corporation. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

          SECTION 6. The Vice Presidents. Each Vice President, if there be any, shall perform such duties and exercise such powers as may be assigned to him from time to time by a resolution of a majority of the Board of Directors. In the absence of the President, the duties of the President shall be performed and his powers may be exercised by any such Vice President as shall be designated by the President,




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or failing such designation, such duties shall be performed and such powers may be exercised by each Vice President in the order of their earliest election to that office; subject in any case to review and superseding action by the President.

          SECTION 7. The Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall have the following powers and duties:

          (a) The Treasurer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

          (b) He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected by the Board of Directors, the Chairman, the President or a Vice President.

          (c) He shall cause the moneys of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

          (d) He shall render to the Board of Directors or the President, whenever requested, a statement of the



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financial condition of the Corporation and of all his transactions as
Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

          (e) He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

          (f) He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (g) He shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors, or the President.

          (h) In the absence of the President and any Vice Presidents, the duties of the President shall be performed by the Treasurer.

          SECTION 8. The Secretary. The Secretary shall have the following powers and duties:



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

          (a) The Secretary shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose and shall be entitled to attend all meetings of the Board of Directors.

          (b) The Secretary shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

          (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, the Secretary shall furnish a copy of such resolution to the members of such Committee.

          (d) The Secretary shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

          (e) The Secretary shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

          (f) The Secretary shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

          (g) The Secretary shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (h) The Secretary shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors, or the President.

                                  ARTICLE VI

                                    Stock


          SECTION 1. Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.

The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

          SECTION 2. Stock Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

          SECTION 3. Record Date for Stockholders. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent or dissent from any corporate action in writing without a meeting, or for the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote of a meeting of stockholders shall apply to any adjournment of the meeting; provided however, that the Board of Directors may fix a new record date for the adjourned meeting.

          SECTION 4. Dividends. The Board of Directors shall have the right, subject to any applicable provisions of law and the Certificate of Incorporation, to declare dividends to the Corporation's stockholders in any amount whatsoever out of those moneys legally available under applicable state law.

          SECTION 5. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

                                 ARTICLE VII

                               Waiver of Notice

     Any person may waive any notice required to be given by law, in the Certificate of Incorporation or under these By-Laws (i) by attendance in person, or by proxy if a stockholder, at any meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or (ii) by a writing signed by the person or persons entitled to said notice, whether before or after the time stated in said notice, which waiver shall be deemed equivalent to such

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notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

                                 ARTICLE VIII

                              General Provisions


          SECTION 1. Contracts. The Chairman, President, any Vice President, the Secretary or Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

          SECTION 2. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors or by the Chairman, President, or any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors or the President may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

          SECTION 3. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chairman, President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such Officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

          SECTION 4. Corporate Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation and the words "Corporate Seal" and "Delaware," which seal shall be in charge of the Secretary to be used as directed by the Board of Directors.

          SECTION 5. Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change,



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

by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

                                  ARTICLE IX

                       Exculpation and Indemnification

           SECTION 1. Exculpation. No person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director unless, and only to the extent that, such director is liable (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to, repeal or adoption of any provision of the Certificate of Incorporation inconsistent with this Article shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

          SECTION 2. Who May Be Indemnified. (a) Actions, Suits and Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) Actions or Suits By or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) Indemnification for Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Determination of Entitlement to Indemnification. Any indemnification of a director or officer of the Corporation under paragraph (a) or (b) hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph (a) or (b) of this section. Such determination shall be made
(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Good Faith Defined. For purposes of any determination under Sections 2(a), 2(b) or 2(d) of this Article IX, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term
"another enterprise" as used in this Section 4 shall mean any other corporation or partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 2(e) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 2(a) or 2(b) of this Article IX, as the case may be.

          (f) Advance of Expenses. Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (g) Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under paragraph (a) or (b) or advance of costs, charges and expenses to a director or officer under paragraph (f) hereof, shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is or is not entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under paragraph (f) hereof where the required undertaking, if any, has been received by the Corporation) that the claimant has not, met the standard of conduct set forth in paragraph (a) or (b), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph (a) or (b), nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          SECTION 3. Indemnification Not Exclusive Right. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Sections
2(a) and 2(b) of this Article IX but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

          SECTION 4. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

          SECTION 5. "Corporation" Defined for Indemnification Purposes. For purposes of this Article, references to "the Corporation" shall include (in addition to the Corporation and any resulting corporation) any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          SECTION 6. Other Definitions for Indemnification Purposes. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

          SECTION 7. Survival. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE X

                                  Amendments

     The Board of Directors shall have power to adopt, amend or repeal By-Laws other than those contained in Article IX of these By-Laws. By-Laws adopted by the Board of Directors may be repealed or changed, and new By-Laws made, by the stockholders, and the stockholders may prescribe that any By-Law made by them shall not be altered, amended or repealed by the Board of Directors.